UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2007

ALEXANDER & BALDWIN, INC.

(Exact name of registrant as specified in its charter)

Hawaii	0-565	99-0032630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440

Honolulu, Hawaii 96801

(Address of principal executive office and zip code)

(808) 525-6611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 21, 2007, Alexander & Baldwin, Inc. (the “Company”) conducted a live webcast, “A&B Strategic Update,” which included a discussion of operating, strategic, and financial matters. The webcast was previously announced in a press release and was broadly accessible to the public. A replay of the webcast, with the accompanying slides, was available on the Company’s website at www.alexanderbaldwin.com for approximately one week following the webcast.

The Company believes that the information contained in the webcast may be of continuing interest to shareholders. Accordingly, the transcript of the presentation and the accompanying slides, edited solely for the correction of errors, are furnished as exhibits to this Form 8-K. The information set forth in these materials speaks only as of September 21, 2007.

Statements in this Form 8-K and the attached exhibits that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, those described on pages 16-22 of the Form 10-K in the Company’s 2006 annual report. These forward-looking statements are not guarantees of future performance.

Item 9.01. Exhibits

(d) Exhibits

99.1	Transcript of Webcast, September 21, 2007.
99.2	Slides Related to Webcast, September 21, 2007.

                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2007

ALEXANDER & BALDWIN, INC.

/s/ Christopher J. Benjamin

Christopher J. Benjamin

Senior Vice President,

Chief Financial Officer and Treasurer